FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 16, 2012

FBL Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Iowa	1-11917	42-1411715
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5400 University Avenue, West Des Moines, Iowa		50266-5997
(Address of principal executive offices)		(Zip Code)

(515) 225-5400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders
FBL Financial Group's Annual Meeting was held on May 16, 2012. The matters that were voted upon are set forth below.

Proposal 1: Election of Directors
Class A and Series B Preferred Shareholders elected eight Class A directors to the Board of Directors to serve terms expiring at the annual meeting in 2013.

Director Name	For	Withheld
Roger K. Brooks	35,008,611	1,803,955
Jerry L. Chicoine	36,497,507	315,059
Tim H. Gill	36,490,781	321,785
Robert H. Hanson	36,592,559	220,007
James E. Hohmann	36,408,136	404,430
Paul E. Larson	36,559,484	253,082
Edward W. Mehrer	36,583,733	228,833
John E. Walker	36,495,539	317,027
Broker non-votes totaled 850,992.

Class B Shareholders elected five Class B directors to the Board of Directors to serve terms expiring at the annual meeting in 2013.

Director Name	For	Withheld
Steve L. Baccus	1,145,090	—
Craig D. Hill	1,145,090	—
Dennis J. Presnall	1,145,090	—
Kevin G. Rogers	1,145,090	—
Scott E. VanderWal	1,145,090	—

Proposal 2: Approve by Non-Binding Vote, Executive Compensation
Shareholders approved executive compensation.

For	Against	Abstain
37,413,182	491,364	53,110
Broker non-votes totaled 850,992

Proposal 3: Approve Terms for Performance Based Compensation Plans
Shareholders approved terms to be used in performance based compensation plans.

For	Against	Abstain
38,387,995	360,396	60,257

Proposal 4: Ratification of the Appointment of Ernst & Young LLP as Independent Registered Public Accountants
Shareholders ratified the appointment of Ernst & Young LLP as independent registered public accounting firm for 2012.

For	Against	Abstain
38,577,078	169,159	62,411

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FBL FINANCIAL GROUP, INC.
(Registrant)

Date: May 16, 2012

/s/ James P. Brannen
James P. Brannen
Chief Financial Officer